Exhibit 99.7

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	June 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

(000’s)	June (5/29/04-6/25/04)		CUMULATIVE FROM 11/08/02
	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$26,376	$447	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	15,922	15,240	302,448	301,641
Accounts Receivable - Medicare Hospice	773	824	14,250	13,008
Accounts Receivable - Non-Medicare	2,744	2,800	72,542	71,586
Other	288	40	2,058	1,246
Total Receipts	19,727	18,904	391,298	387,481

DISBURSEMENTS
Advertising	194	180	2,472	3,068
Insurance	141	140	2,959	3,456
Payroll and Payroll Taxes	12,924	12,924	255,684	266,176
Subcontractors	1,227	1,220	27,055	28,662
Licensee Royalties	834	1,000	20,950	24,154
Rent/Utilities	179	20	9,502	10,064
Other Professional Fees	43	50	1,203	1,451
Medical Supplies	58	140	2,597	3,610
Medline	159	168	2,891	3,068
Capital Expenditures	34	60	792	1,191
Leases	212	210	4,296	6,176
Restructuring Professional Fees	135	415	4,580	6,015
Gallatin - Non Payroll	665	780	11,414	12,501
Office Supplies	72	100	1,985	2,656
Other [2]	848	4,145	13,765	16,659
Total Disbursements [1]	17,725	21,552	362,145	388,907

Net Cash Flow (Receipts Less Disbursements)	2,002	(2,648)	29,153	(1,426)

Cash - End of Month	$28,378	$(2,201)	$28,378	$(2,201)

[1]   Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each budget period-end for cash disbursements delayed to subsequent weeks.

[2] The favorable variance of $3,300 primarily relates to the postponement of recoveries of MO175 adjustments to The Centers for Medicare & Medicaid Services (“CMS”) estimated at $3,165 .  CMS previously announced that such recoveries would occur in June 2004, which has been postponed for at least several months.  MO175 adjustments relate to the following:  CMS has advised home health care providers that it would seek recovery of overpayments that were made to patients who had, within 14 days of the start of home health care, been discharged from inpatient facilities, including hospitals, rehabilitation and skilled nursing facilities.

Tender Loving Care Health Care Services, Inc. and Subsidiaries
Debtors-In-Possession
CONSOLIDATED STATEMENTS OF INCOME (in $000s)
(Post-Petition)

	For The One Month Ended June 30, 2004	For The Period From November 9, 2002 Through June 30, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$20,626	$388,300

Net Revenues	20,626	388,300

Operating Expenses:
Service costs	9,828	186,304

Gross Margin	10,798	201,996
	52.4%	52.0%

General and administrative expenses:
Personnel costs	5,670	110,901
Insider and Other Compensation	182	3,732
Occupancy costs	528	11,134
Bad debt expense	155	2,262
Other	2,136	40,847

Total General and Administrative Expenses	8,671	168,877

Income from Operations	2,127	33,119

Other Expenses (Income):
Interest expense	3	2,802
Depreciation and amortization	212	5,623
Other expense (income)	(6)	(182)

Other Expenses - Net	209	8,243

Income before Reorganization Items	1,918	24,877

Reorganization Items:
Professional fees and other	256	7,115
Creditor Settlements [1],[2]	—	(980)[1]

Reorganization Expenses - Net	256	6,135

Income Before Income Tax Provision	1,662	18,741

Income Tax Provision	155	1,475

Net Income	1,507	17,266

Accumulated (Deficit), Beginning of the Period	(188,008)	(203,767)

Accumulated (Deficit)	$(186,501)	$(186,501)

[1],[2]  see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. ( “TLCS”)
Notes to Condensed Consolidated Financial Statements
As of June 30, 2004 and for the One Month then ended (*)
(Unaudited)

(in $000s)

Note [1] - Creditor Settlements :

Creditor Settlements in the amount of $980 recorded during the fiscal year ended March 31, 2004 primarily consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, payable over 18 months ending Dec. 2004.  There was no significant gain/(loss) because the reduction in liability of approximately $1.9 million was offset by the reduction of the value of the HBOC Leased Software.  This offset is in accordance with SFAS-13, which requres that under a new lease agreement for capital equipment, the present balance of the asset shall be adjusted by the amount equal to the difference between the present value of the future minimum lease payments under the new agreement and the present balance of the obligation.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.   Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] - CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002. The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through June 2004, TLCS has paid an aggregate of $1,530,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require some final settlement, the amount of which has not yet been determined.  TLCS is currently negotiating the terms of these additional matters.

(*)         TLCS provides results of operations for the period from November 8, 2002 through June 30, 2004 in its Monthly Operating Report.

Tender Loving Care Health Care Services, Inc. and Subsidiaries
Debtors-In-Possession
CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

(UNAUDITED)
June 30, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$25,335
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $5,408 and $11,072, respectively	23,872
Prepaid expenses and other current assets	1,892

Total Current Assets	51,099

Property and Equipment, at cost less accumulated depreciation of $5,661	5,847

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	868

Total Assets	$63,775

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$3,502
Accrued payroll and payroll related expenses	9,738
Accrued expenses and other current liabilities	11,411

Total Liabilities Not Subject To Compromise	24,651

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	66,188

Total Liabilities Subject To Compromise	171,725

Total Liabilities	196,376

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(186,501)

Total Stockholders’ Equity (Deficit)	(132,601)

Total Liabilities and Stockholders’ Equity (Deficit)	$63,775

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	June 30, 2004
			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

		Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90	Total
Accounts Payable	3,429	41	5	27		3,502
Taxes Payable (refer to FORM MOR-4)	691					691
Wages Payable and Other Payroll Related	9,047					9,047
HBOC/McKesson Liability	556					556
Rent/Leases - Building/Equipment (Estimated)						—
Maryland Medicaid Liability	950					950
Professional Fees	256	83				339
Amounts Due To Insiders*						—
Other: Accrued expenses	9,566					9,566
Other:						—
Total Post-petition Debts	24,495	124	5	27	—	24,651

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	June 30, 2004
			Federal Tax I.D.#	11-3476656

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Accounts Receivable Reconciliation				Amount
Total Accounts Receivable at the beginning of the reporting period				$41,280
Plus: Amounts billed during the period (NOTE 2)				19,519
Less: Amounts collected during the period from FORM MOR-1 (NOTE 1)				(20,370)
Less: Adjustments and Write-Offs				(77)
Total Accounts Receivable at the end of the reporting period				40,352

Accounts Receivable Aging				Amount
0 - 30 days old				17,542
31 - 60 days old				9,867
61 - 90 days old				7,450
91+ days old				5,493
Total Accounts Receivable				40,352

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue				(16,480)

Net Accounts Receivable				$23,872

(NOTE 1)	Cash collections include the following:
	Amounts from Form MOR-1 to 6/25 (weekly reporting - 4 weeks ended 6/25/04)			$(19,439)
	Cash collected, 6/26/04-6/30/04 to E.O.M., net			(957)
	Recoveries not affecting receivables- June 2004			26
				$(20,370)

(NOTE 2)	Net Revenue (see Substitute Form MOR-2)			$20,626
	Revenue & Sales adjustments - June 2004			(145)
	Current Month adjustment for MO175 and PEP’s			150
	Increase (Decrease) in Deferred Revenue:	June 2004	$11,072
		May 2004	12,184	(1,112)
	Amounts Billed During the Period			$19,519